UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2009
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida (State of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 1, 2009, Gevity HR, Inc. (the “Company” or “Gevity”) entered into that certain Revolving Credit and Term Loan Agreement by and among the financial institutions from time to time signatory thereto, Comerica Bank, as Administrative Agent, Co-Lead Arranger, Syndication Agent and Documentation Agent, KeyBank National Association, as Co-Lead Arranger, Bank of America, N.A., as Syndication Agent, TriNet HR Corporation (“TriNet HR”), as a Borrower, Gin Acquisition, Inc. (“Gin”), as a Borrower, Gevity (as successor by merger to Gin), as a Borrower (TriNet HR and Gevity, collectively, “Borrowers”), and TriNet Group, Inc. (“Parent”), as a Guarantor (the “Comerica Credit Agreement”).
     The Comerica Credit Agreement provides for (i) a three-year term loan facility of $60,000,000 and (ii) a three-year revolving credit facility of $20,000,000, which includes a $16,400,000 letter of credit subfacility. The proceeds of the term loans were used to finance a portion of the Merger (as defined below). A portion of proceeds of the revolving credit facility were used to issue letters of credit.
     Loans under the revolving credit facility bear interest, at the Borrowers’ option, at a rate equal to either the Eurodollar rate, plus an applicable margin equal to 4.25% per annum, or a base rate, plus an applicable margin equal to 3.25% per annum. The Term Loans bear interest, at the Borrowers’ option, at a rate equal to either the Eurodollar rate, plus an applicable margin equal to 5.00% per annum, or a base rate, plus an applicable margin equal to 4.00% per annum. Borrowers must also pay (i) a revolving credit facility fee equal to 0.75% per annum of the aggregate revolving credit commitment, and (ii) a letter of credit fee equal to 4.25% per annum with respect to the undrawn amount of each letter of credit under the Comerica Credit Agreement.
     Borrowers’ obligations under the Comerica Credit Agreement are guaranteed by each of Parent’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries. The obligations of the Borrowers and the subsidiary guarantors under the Comerica Credit Agreement and the related guarantees are secured, subject to customary permitted liens and other agreed upon exceptions, by (1) a first priority pledge of all of the equity interests of each of Parent’s direct and indirect subsidiaries, and (2) a perfected first priority interest in all tangible and intangible assets of Parent, Borrowers and each subsidiary guarantor (subject to certain exclusions), except, in the case of a foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a foreign subsidiary, to 65% of the voting stock of such foreign subsidiary).
     The Comerica Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Borrowers and their subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, loans, acquisitions, mergers, dissolution, sale of assets, restricted payments, capital expenditures, transactions with affiliates, sale-leaseback transactions, prepayment of debt, and subordinated debt. The Comerica Credit Agreement contains financial covenants that require Borrowers to maintain a minimum consolidated fixed coverage ratio, a maximum consolidated leverage ratio, a maximum consolidated total liabilities to consolidated effective tangible net worth ratio, a minimum current ratio, a minimum cash balance, a collections covenant and a minimum consolidated profitability covenant. The Comerica Credit Agreement also includes customary events of default, including cross-defaults to material indebtedness and change of control.
Item 1.02. Termination of a Material Definitive Agreement.
     In connection with the Merger (as defined below), on June 1, 2009, the Company terminated its Amended and Restated Credit Agreement, dated as of August 30, 2006, as amended, among the Company, Bank of America, N.A., as administrative agent and the other parties thereto (the “Pre-Merger Credit Agreement”) and repaid in full all outstanding loans and advances under the Pre-Merger Credit Agreement in connection with such termination. No penalties were paid in connection with such repayments.
     The descriptions of the Pre-Merger Credit Agreement set forth on each of the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 6, 2006, May 10, 2007, June 19, 2007, February 26, 2008 and March 6, 2008 are incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On June 1, 2009, the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of March 4, 2009 (the “Merger Agreement”), by and among the Company, Gin and Parent was consummated in accordance with the Merger Agreement. A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Pursuant to the Merger Agreement, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than (i) shares of Common Stock held in the treasury of the Company or held by any direct or indirect wholly owned subsidiary of the Company and (ii) shares of Common Stock owned by Parent or Gin or any direct or indirect wholly owned subsidiary of Parent or Gin) was converted into the right to receive $4.00 in cash, without interest (the “Merger Consideration”). In addition, immediately prior to the effective time of the Merger, shares of Common Stock held by an investment fund affiliated with General Atlantic LLC were contributed to Parent in exchange for 530,018 shares of Series H Convertible Preferred Stock of Parent. The total transaction value (excluding transaction costs and expenses) was approximately $99 million.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Company is a party to the Comerica Credit Agreement as set forth in Item 1.01 hereof, the description of which is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     In connection with the closing of the Merger, Gevity notified The NASDAQ Stock Market (“NASDAQ”) on June 1, 2009, that each outstanding share of Common Stock (except as described in Item 2.01 above) was converted at the Effective Time into the Merger Consideration, as set forth in Item 2.01 hereof which is incorporated herein by reference, and requested that the NASDAQ file a Form 25 with the Commission to delist the shares of Common Stock from listing and registration thereon. In addition, the Company will file with the Commission a Form 15 to deregister the shares of Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 above) was converted at the Effective Time into the right to receive the Merger Consideration. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.
Item 5.01 Changes in Control of Registrant.
     As a result of the Merger, the Company became a wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the Effective Time, on June 1, 2009, the Company’s existing articles of incorporation and by-laws were amended and restated in their entirety to be identical to the articles of incorporation and the bylaws of Gin, as in effect immediately prior to the Effective Time, except that the name of the surviving corporation will continue to be Gevity HR, Inc. The amended and restated articles of incorporation and amended and restated by-laws of the Company which are filed as Exhibits 3.1 and 3.2, respectively hereto, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Articles of Incorporation of Gevity HR, Inc.

3.2	By-laws of Gevity HR, Inc.

99.1	Press Release, dated June 1, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.
Date: June 1, 2009	By:	/s/ Gregory L. Hammond
		Name:	Gregory L. Hammond
		Title:	Secretary

Exhibit Index
(d) Exhibits

Exhibit
Number	Description

3.1	Amended and Restated Articles of Incorporation of Gevity HR, Inc.

3.2	By-laws of Gevity HR, Inc.

99.1	Press Release, dated June 1, 2009